EXHIBIT 10.2

FIRST ADMENDMENT

TO THE

PROJECT AGREEMENT

This First Amendment (this "Amendment") to the Project Agreement (the "Agreement") by and between FUJI PHOTO FILM U.S.A., INC. (Fuji") a New York corporation with offices at 555 Taxter Road, Elmsford, New York and Moto Photo, Inc. ("Moto Photo"), a Delaware corporation with offices at 4444 Lake Center Drive, Dayton, Ohio 45426, is made as of September 14, 1999.

WITNESSTH:

WHEREAS, Fuji and Moto Photo entered into the Agreement as of February 6, 1998 in order to create for a special lease financing program to lease Equipment and other items to the Lessees (the "Moto Photo Quick Start ProgramSM");

WHEREAS, pursuant to the Agreement, Fuji and Moto Photo, along with The Provident Bank, entered into a Master Lease Financing Agreement dated as of February 6, 1998 (the "Master Lease Agreement");

WHEREAS, the parties to the Master Lease Agreement desires to expand the scope of the Moto Photo Quick Start Program by executing an amendment, of even date herewith, to the Master Lease Agreement (the "Master Lease Agreement Amendment"); and

WHEREAS, Fuji and Moto Photo desire, through this Amendment, to incorporate the applicable terms and conditions of the Master Lease Agreement Amendment into the Agreement and to provide a means to further amend the Agreement in the future.

NOW THEREFORE, for and in consideration of the premises and mutual covenants contained herein and other good and valuable considerations, the receipt, adequacy and sufficiency of which are hereby acknowledge, the parties hereby agree to amend the Agreement as follows:

    Section 1 of the Agreement shall be amended by adding the following new second paragraph to such sections:

    "Fuji and Moto Photo may from time to time agree with the Lessor to amend the Lease Financing Agreement. Notwithstanding the provisions of Section 8(d) below, Fuji ad Moto Photo hereby agree that, by their execution and mutual adoption of any such amendment, the terms and conditions contained in such amendment shall, to the extent necessary, amend, modify, supersede, add to or delete from the terms of this Agreement, including without limitation, the provisions contained herein regarding the types and t

    The second sentence of Section 6 of the Agreement is hereby amended by substituting the following new sentence therefor:

    "Fuji may, at its sole discretion, discontinue the program for all or a portion of the future Leases to Lessees (in which case this Agreement shall terminate upon the end of the term of the last Lease to expire or be terminated) (i) by giving notice of discontinuance at any time after the first fifty Leases are entered into or (ii) by giving notice of discontinuance on or before October 1, 2001 to be effective December 31, 2001."

    Defined terms used in this Amendment but not defined herein shall have the meaning ascribed t them in the Agreement.
    The Agreement is hereby amended and modified solely to the extent of the above-referenced items. Nothing herein contained shall be deemed to be an amendment or waiver of any other provision of the Agreement, all of which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment on the date first above written.

FUJI PHOTO FILM U.S.A., INC.

Date

By

Title

MOTO PHOTO, INC.

Date

By

Title